Exhibit 10.1
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
$115,000,000 AGGREGATE PRINCIPAL AMOUNT
CBIZ, INC.
4.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2015
PURCHASE AGREEMENT
DATED SEPTEMBER 21, 2010

PURCHASE AGREEMENT
September 21, 2010
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representative of the several Initial Purchasers

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
CBIZ, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $115,000,000 in aggregate principal amount of its 4.875% Convertible Senior Subordinated Notes due 2015 (the “Firm Notes”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $15,000,000 in aggregate principal amount of its 4.875% Convertible Senior Subordinated Notes due 2015 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Notes. To the extent that there are no additional Initial Purchasers listed on Schedule A other than you, the terms Representative and Initial Purchasers as used herein shall mean you, as Initial Purchasers. The terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires.
The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes. The Notes will be issued pursuant to an indenture (the “Indenture”) to be dated September 27, 2010, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Securities Act”), in reliance upon an exemption therefrom.
This Agreement, the Indenture, and the Notes are referred to herein collectively as the “Operative Documents.”
The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Preliminary Offering Memorandum (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.

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The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Notes, and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the Preliminary Offering Memorandum dated as of September 20, 2010 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company. As used herein, each of the terms “Offering Memorandum”, “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents incorporated or deemed to be incorporated by reference therein. The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended and supplemented as of the Applicable Time (as defined herein) and (ii) the term sheet attached as Exhibit C hereto.
The Company hereby confirms its agreements with the Initial Purchasers as follows:
SECTION 1.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:
(a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in SECTION 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
(b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.
(c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on an automated inter-dealer quotation system.
(d) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company (other than you and except as otherwise contemplated in this Agreement).

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(e) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchasers consists of the information described as such in SECTION 8 hereof.
(f) Disclosure Package. The Disclosure Package as of [10:00 am/pm (Eastern time) on the date hereof] (the “Applicable Time”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in SECTION 8 hereof.
(g) Statements in Offering Memorandum. The statements (i) in each of the Disclosure Package and the Final Offering Memorandum under the captions “Risk Factors — Restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients”, “Risk Factors — Governmental regulations and interpretations are subject to changes”, “Description of Certain Indebtedness — Credit Facility”, “Material U.S. Federal Income Tax Considerations”, “Description of the Notes”, “Transfer Restrictions” (insofar as it relates to matters of Federal Law only) and “Description of Capital Stock”, (ii) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the headings “Business — Business Strategy — Services — Financial Services”, “Business — Regulation”, “Risk Factors — Restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients”, “Risk Factors — Governmental regulations and interpretations are subject to changes”, “Legal Proceedings”, and (iii) in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 under the heading “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

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(h) Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Representative copies of the Preliminary Offering Memorandum, and will deliver to the Representatives copies of the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Initial Purchasers.
(i) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Initial Purchaser’s resale of the Notes, any offering material constituting written communications under Rule 405 of the Securities Act in connection with the offering and sale of the Notes other than the Offering Memorandum and the term sheet included in the Disclosure Package.
(j) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(k) Authorization of the Indenture. The Indenture has been duly authorized by the Company; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, on the Closing Date, the Indenture will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.
(l) Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, on the Closing Date, the Notes will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.

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(m) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of any such shares will not be subject to any preemptive or similar rights.
(n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(o) Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Disclosure Package and the Final Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.
(p) Preparation of the Financial Statements. The historical financial statements included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements would be required to be included in the Preliminary Offering Memorandum and the Final Offering Memorandum if they were a Registration Statement on Form S-3. The financial data set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions “ — Summary of Historical Consolidated Financial Information” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.

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(q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or limited liability company power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued limited liability company interests or shares of capital stock, as applicable, of each subsidiary have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary, and are fully paid (to the extent required under such subsidiary’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Section 101.206 of the Texas Business Organizations Code; all shares of capital stock or limited liability company interests (except for directors’ qualifying shares or interests) of the subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as described in the Preliminary Offering Memorandum. The subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are the only “subsidiaries” (within the meaning of Rule 405 under the Securities Act) of the Company (excluding those subsidiaries that may be omitted from such list pursuant to Form 10-K and subsidiaries that may have been acquired since the date of Exhibit 21).
(r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options or warrants or conversion of outstanding convertible notes, as described in the Disclosure Package and the Final Offering Memorandum, as the case may be). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Offering Memorandum accurately and fairly presents and summarizes in all material respects such plans, arrangements, options and rights.

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(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and by the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and the Final Offering Memorandum, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.
(t) No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes or upon the issuance of Common Stock upon the conversion thereof.
(u) No Material Actions or Proceedings. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

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(v) Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or to the knowledge of the Company is threatened or imminent.
(w) Intellectual Property Rights. The Company or its subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other material rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any subsidiary infringes upon any rights held by any other person, and no claim or litigation regarding any of the foregoing is pending or threatened, which, in any case, could reasonably be expected to have a Material Adverse Effect.
(x) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(y) Title to Properties. The Company and each of its subsidiaries has good and defensible title to all the properties and assets reflected as owned in the financial statements included in the Disclosure Package and the Final Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as may be described in the Offering Memorandum or such as do not, in the aggregate, materially and adversely affect the value of such property and do not, in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as may be described in the Offering Memorandum or are not material and do not, in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
(z) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

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(aa) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and, after receipt of payment for the Notes and application of the proceeds as described under “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
(bb) Compliance with Reporting Requirements. The Company is subject to and in full compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
(cc) Insurance. The properties of the Company and its subsidiaries are insured with financially sound and reputable insurance companies not affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such subsidiary operates, except to the extent the Company maintains reasonable self-insurance with respect to such risks (through an affiliate or otherwise).
(dd) No Restriction on Distributions. No subsidiary of the Company is currently prohibited under any agreement or instrument, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Offering Memorandum.
(ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
(ff) Related Party Transactions. There are no material business relationships or related party transactions involving the Company or any subsidiary or any other person that have not been described in the Disclosure Package or the Final Offering Memorandum.
(gg) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent (other than you, as to whom the Company makes no representation), engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement and the agreements contemplated hereby, and the Company will not enter into any such arrangement.

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(hh) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(jj) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(kk) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(ll) Compliance with Environmental Laws. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, (i) the on-going operations of the Company and each of its subsidiaries comply in all material respects with all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (collectively, “Environmental Laws”), except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $500,000 in the aggregate; (ii) the Company and each of its subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its subsidiaries are in compliance with all material terms and conditions of such Environmental Permits; (iii) none of the Company, any of its subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; and (iv) there are no Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of the Company or any of its subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its subsidiaries in excess of $500,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither the Company nor any of its subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its subsidiaries have met all material notification requirements under Title III of CERCLA and all other Environmental Laws. As used herein, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any board of insurance, insurance department or insurance commissioner and any taxing authority or political subdivision), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing; “Environmental Claims” means all claims, however asserted, by any Governmental Authority or other person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment and “Hazardous Materials” means any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof.

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(mm) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect on the Company. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.
(nn) Brokers. There is no broker, finder or other party (other than you) that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(oo) Sarbanes-Oxley Compliance. The Company and, to the Company’s knowledge, each of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
(pp) Internal Controls and Procedures. The Company maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act, is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(qq) No Material Weakness in Internal Controls. Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(rr) Lending Relationship. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser.
Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.
SECTION 2.	PURCHASE, SALE AND DELIVERY OF THE NOTES
(a) The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.25% of the aggregate principal amount thereof.
(b) The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on September 27, 2010, or such other time and date not later than October 11, 2010 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
(c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $15,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative. A Subsequent Closing Date shall be within the 30-day period beginning on the Closing Date. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representative may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

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(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.
It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. Merrill Lynch, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.
(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
SECTION 3.	COVENANTS OF THE COMPANY
The Company covenants and agrees with each Initial Purchaser as follows:
(a) Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representative reasonably objects.

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(b) Amendments and Supplements to the Disclosure Package, the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to SECTION 3(a) hereof, and furnish at its own expense to the Initial Purchasers and to dealers, amendments or supplements to the Disclosure Package or the Final Offering Memorandum so that the statements in the Disclosure Package or the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances then prevailing or under which they were made, as the case may be, be misleading or so that the Disclosure Package or the Final Offering Memorandum, as amended or supplemented, will comply with law.
(c) Copies of Offering Memorandum. The Company agrees to furnish to the Representative, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as the Representative may reasonably request.
(d) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
(e) Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.
(f) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

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(g) Written Information Concerning the Offering. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Notes or any other person not in its employ (and other than its professional advisors) any written information concerning the offering of the Notes other than the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representative.
(h) No General Solicitation. The Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
(i) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.
(j) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
(k) Rule 144 Tolling. During the period of one year after the last Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
(l) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum.
(m) Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.
(n) Adjustment of Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Notes.
(o) Agreement Not to Offer or Sell Additional Notes. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or

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warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes, including any Conversion Shares); provided, however, that the Company may (i) grant restricted stock and issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, or Common Stock upon conversion of convertible notes, pursuant to any stock option, stock bonus or other stock plan, warrant, note or arrangement outstanding or in effect on the date hereof and described in the Preliminary Offering Memorandum and the Final Offering Memorandum, and (ii) issue shares of its Common Stock in connection with any prior or future acquisition of businesses by the Company, including in connection with related earn-out obligations, provided that (x) the aggregate value of such stock, measured on the date of issuance, does not exceed $30,000,000 and (y) that any such stock issued in connection with acquisitions consummated after the date hereof may not be transferred, sold or otherwise disposed of prior to the date 90 days after the date hereof.
(p) Future Reports to the Representative. At any time when the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Notes remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Notes); provided that, if the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act and the Company elects to voluntarily file such documents with the Commission, the requirements of this SECTION 3(p) shall not apply if such documents are filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.
(q) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
(r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
(s) New Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements.

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SECTION 4.	PAYMENT OF EXPENSES
The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum, all amendments and supplements thereto, the Disclosure Package and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, except that the Company and the Initial Purchasers will each pay 50% of the cost of privately chartered airplanes used for such purposes, (viii) the fees and expenses associated with approving the Conversion Shares for quotation on the New York Stock Exchange and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market. Except as provided in this SECTION 4, SECTION 7, SECTION 10 and SECTION 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5.	CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS
The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations, warranties and agreements on the part of the Company set forth in SECTION 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to initial purchasers with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.

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(b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;
(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this SECTION 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Memorandum; and
(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
(c) Opinion 10b-5 Statement of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion and 10b-5 statement of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, and the favorable opinion of Michael W. Gleespen, General Counsel of the Company, in each case dated as of such Closing Date, the forms of which are attached as Exhibit A-1, A-2 and Exhibit A-3, respectively.
(d) Opinion of Counsel for the Initial Purchasers. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Notes, the Preliminary Offering Memorandum, the Final Offering Memorandum and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(e) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum, any amendments or supplements thereto, and this Agreement, to the effect set forth in subsection (b)(iii) of this SECTION 5, and further to the effect that:
(i) for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;
(ii) the representations, warranties and covenants of the Company set forth in SECTION 1 of this Agreement are true and correct on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and
(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.
(f) Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from KPMG LLP, independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this SECTION 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
(g) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B hereto from each of the Company’s directors and executive officers, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.
(h) Listing of Conversion Shares. The Company shall have taken all action necessary to cause the Conversion Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(i) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this SECTION 5 (other than the condition specified in SECTION 5(d)) is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that SECTION 4, SECTION 7, SECTION 8, SECTION 9, and SECTION 12 shall at all times be effective and shall survive such termination.

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SECTION 6.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS
Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer”, as defined in Rule 144A of the Securities Act. Each Initial Purchaser agrees with the Company that:
(a) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. persons (x) as part of its distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act);
(b) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
(c) in connection with each sale pursuant to (a), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;
(d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;
(e) it acknowledges that additional restrictions on the offer and sale of the Notes and the Conversion Shares are described in the Preliminary Offering Memorandum and the Final Offering Memorandum.
The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to SECTION 5(c) and SECTION 5(d) hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
SECTION 7.	REIMBURSEMENT OF INITIAL PURCHASERS’ EXPENSES
If this Agreement is terminated by the Representative pursuant to SECTION 5, SECTION 10 or SECTION 11, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

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SECTION 8.	INDEMNIFICATION
(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Disclosure Package or the investor presentation attached hereto as Exhibit D (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its affiliates, officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser, its affiliates, officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement thereto). The indemnity agreement set forth in this SECTION 8(a) shall be in addition to any liabilities that the Company may otherwise have.
(b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and employees, agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement thereto),

22

in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement thereto) are the statements set forth in Schedule B hereto. The indemnity agreement set forth in this SECTION 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this SECTION 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this SECTION 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Merrill Lynch in the case of (b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

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(d) Settlements. The indemnifying party under this SECTION 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that the indemnifying party shall not be liable for any such settlement if the indemnifying party has reimbursed the indemnified party for such fees and expenses other than that portion which the indemnifying party is contesting in good faith as being unreasonable. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
SECTION 9.	CONTRIBUTION
If the indemnification provided for in SECTION 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this SECTION 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this SECTION 9.
Notwithstanding the provisions of this SECTION 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this SECTION 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this SECTION 9, each affiliate, director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
SECTION 10.	DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS
If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such

25

default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of SECTION 4, SECTION 7, SECTION 8 and SECTION 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven full business days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected; provided that any Subsequent Closing Date, as postponed, shall be on a date within a 30-day period beginning on the Closing Date. Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default.
As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this SECTION 10. Any action taken under this SECTION 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
SECTION 11.	TERMINATION OF THIS AGREEMENT
On or prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either The New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this SECTION 11 shall be without liability on the part of (A) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representative and the Initial Purchasers pursuant to SECTION 4 and SECTION 7 hereof or (B) any Initial Purchaser to the Company, and the provisions of SECTION 8 and SECTION 9 hereof shall at all times be effective and shall survive such termination.
SECTION 12.	NO ADVISORY OR FIDUCIARY RESPONSIBILITY
The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions

26

contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 13.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY
The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.
SECTION 14.	NOTICES
All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representative:
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (646) 855-3073
Attention: Syndicate Department

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with a copy to:
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (212) 230-8730
Attention: ECM Legal
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 701-5800
Attention: Michael Kaplan
If to the Company:
CBIZ, Inc.
6050 Oak Tree Boulevard South
Suite 500
Cleveland, Ohio 44131
Facsimile: (216) 447-9007
Attention: General Counsel
with a copy to:
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East
Suite 2400
Los Angeles, California 90067-3012
Facsimile: (310) 728-2313
Attention: Julie Kaufer
Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 15.	SUCCESSORS
This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to SECTION 10 hereof, and to the benefit of the affiliates, employees, officers and directors and controlling persons referred to in SECTION 8 and SECTION 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

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SECTION 16.	PARTIAL UNENFORCEABILITY
The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 17.	GOVERNING LAW PROVISIONS
(a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.	GENERAL PROVISIONS
This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, CBIZ, INC.
By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer
[Signature Page to the Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting as Representative of the
several Initial Purchasers named in
the attached Schedule A.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Clemence Rasigni

Name:	Clemence Rasigni
Title:	Managing Director
[Signature Page to the Purchase Agreement]

SCHEDULE A

AGGREGATE PRINCIPAL AMOUNT OF FIRM
INITIAL PURCHASERS	NOTES TO BE PURCHASED

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$98,274,000

KeyBanc Capital Markets Inc.	8,363,000

U.S. Bancorp Investments, Inc.	8,363,000

Total	$115,000,000

A-1

SCHEDULE B
The last paragraph on the cover page of the Offering Memorandum and the first sentence of the fifth paragraph, the third sentence of the tenth paragraph and the thirteenth paragraph of the section of the Offering Memorandum entitled “Plan of Distribution.”

B-1

EXHIBIT B
Form of Lock-Up Agreements
September          , 2010
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Re: CBIZ, Inc. (the “Company”)
Ladies and Gentlemen:
The undersigned is an owner of record or beneficially of certain shares of common stock, $0.01 par value, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of its Convertible Senior Subordinated Notes due 2015, which will be convertible into cash and in certain circumstances Common Stock (the “Offering”) for which you will act as the initial purchaser. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase arrangements with the Company with respect to the Offering.
In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the offering memorandum relating to the Offering (the “Lock-Up Period”).

The foregoing sentence shall not apply to (i) bona fide gifts, provided that the transferee agrees in writing with you to be bound by the terms of this letter agreement, (ii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or immediate family members of the undersigned, provided that such trust agrees in writing with you to be bound by the terms of this letter agreement, and (iii) sales or other dispositions made upon exercise of options in an amount not to exceed the aggregate exercise price of such options plus any tax liability associated with the exercise of the options.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.
In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
[signature page follows]

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT C
Term Sheet
PRICING TERM SHEET
Dated September 21, 2010
CBIZ, Inc.
4.875% Convertible Senior Subordinated Notes due 2015
The information in this pricing term sheet supplements CBIZ, Inc.’s preliminary offering memorandum, dated September 20, 2010 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	CBIZ, Inc. (NYSE: CBZ)

Title of securities:	4.875% Convertible Senior Subordinated Notes due 2015 (the “notes”)

Issue price:	100%

Aggregate principal amount offered:	$115,000,000 ($130,000,000 after giving effect to the exercise of the option to purchase additional notes in full)

Use of proceeds:	The Issuer estimates that the net proceeds from this offering will be approximately $111,600,000 after deducting the initial purchasers’ discount and estimated offering expenses (approximately $126,200,000 if the initial purchasers exercise in full their option to purchase additional notes). The Issuer intends to use proceeds from the issuance of the notes to repurchase, from time to time, a portion of its 2006 Notes, for general corporate purposes, including repayment of a portion of the existing balances outstanding under its senior credit facility, and will use approximately $25,000,000 of the proceeds to repurchase shares of its common stock.

Maturity date:	October 1, 2015

Interest rate:	4.875% per annum, plus additional interest, if any.

Interest payment dates:	April 1 and October 1, commencing on April 1, 2011

Initial conversion price:	Approximately $7.41 per share of the Issuer’s common stock

Initial conversion rate:	134.9255 shares of common stock per $1,000 aggregate principal amount of notes

The last reported sale price of the Issuer’s common stock on The New York Stock Exchange on September 21, 2010:	$5.49

Sole book-running manager:	Merrill, Lynch, Pierce, Fenner & Smith Incorporated

Co-managers:	KeyBanc Capital Markets Inc. and U.S. Bancorp Investments, Inc.

Trade date:	September 21, 2010

Settlement date:	September 27, 2010

CUSIP / ISIN:	124805 AC6 / US124805AC68

Make-Whole Amount upon certain corporate transactions:	The following table sets forth the number of additional shares per $1,000 principal amount of notes, if any, by which the conversion rate will be increased for each stock price and effective date set forth below:

	Stock Price
Effective Date	$5.49	$5.75	$6.00	$6.50	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
September 27, 2010	47.2238	45.8696	42.4271	36.7761	32.3832	26.1184	21.9422	18.9798	14.2990	11.5345	9.6226	8.2065	7.1103	6.2354
October 1, 2011	47.2238	43.7152	39.9539	33.8549	29.2114	22.8213	18.7737	16.0327	11.9901	9.6587	8.0633	6.8839	5.9707	5.2415
October 1, 2012	47.2238	41.6260	37.4258	30.6956	25.6904	19.0975	15.2107	12.7571	9.4111	7.5855	6.3437	5.4250	4.7129	4.1438
October 1, 2013	47.2238	39.3885	34.5695	26.9367	21.4082	14.5610	10.9567	8.9369	6.4992	5.2512	4.3990	3.7646	3.2716	2.8773
October 1, 2014	47.2238	39.1880	33.1553	22.0823	15.7054	8.6437	5.7498	4.5206	3.3751	2.7541	2.3154	1.9865	1.7308	1.5261
October 1, 2015	47.2238	38.9875	31.7412	18.9207	7.9316	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth on the table, in which case:
•	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $25.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $5.49 per share (subject to adjustment), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate exceed 182.1493 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate.
General
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This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The offer and sale of the notes and the common stock issuable upon conversion thereof, if any, have not been registered, and will not be registered, under the Securities Act of 1933, as amended, and the notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).
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EXHIBIT D

Investor Presentation

D-1

CBZ LISTED NYSE

CBIZ, Inc.

CBIZ

$100 Million Convertible Senior Subordinated Notes Offering

CBIZ, Inc. $100 Million Convertible Senior Subordinated Notes Offering Steve Gerard, Chairman & CEO Ware Grove, SVP & CFO September 21, 2010

2 Safe Harbor Provisions Forward-looking statements in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, CBIZ's dependence on the current trend of outsourcing business services; CBIZ's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its operations. A more detailed description of such risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. All forward-looking statements made in this presentation are made only as of the date of its presentation. We do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

3 Issuer: CBIZ, Inc. (NYSE: CBZ) Securities: Convertible Senior Subordinated Notes Proposed Offering Size: $100 million Over-Allotment Option: $15 million Coupon: 5.00% - 5.50% Conversion Premium: 30.0% - 35.0% Maturity: 5 Years Call Feature: Non Call Life Put Features: None Settlement: Net Share Settlement Offering Format: 144A Use of Proceeds: Up to 25% of proceeds will be used for share repurchases with the balance of proceeds used to repay outstanding debt Offering Summary

4 Company Profile CBIZ, Inc.

Company Profile

EMPLOYEE SERVICES
FINANCIAL SERVICES
CLIENT
MEDICAL PRACTICE MANAGEMENT

- EMPLOYEE BENEFITS
- RETIREMENT SERVICES
- PAYROLL / FLEX / COBRA
- PROPERTY & CASUALTY INSURANCE
- RISK MANAGEMENT
- WEALTH MANAGEMENT
- LIFE INSURANCE
- EXECUTIVE RECRUITING
- COMPENSATION CONSULTING
- HUMAN CAPITAL ADVISORY

- ACCOUNTING & TAX
- LITIGATION SUPPORT
- VALUATION
- INTERNAL AUDIT
- MERGERS & ACQUISITIONS
- FINANCIAL ADVISORY
- CORPORATE RECOVERY
- FAMILY OFFICE SERVICES

- CODING
- BILLING
- ACCOUNTS RECEIVABLE
- FULL PRACTICE MANAGEMENT

CBIZ

CBIZ also provides specialized services, including Real Estate Services and Healthcare Services

5

5 Company Profile CBIZ is a leading provider of professional services to clients throughout the U.S. and helps clients succeed by enabling them to better manage their finances and employees.

National Practices
4%
Financial Services
51%
Medical Practice Management
21%
Employee Services
24%

Revenue Mix
(from continuing operations)

National Practices
8%
Corporate
2%
Financial Services
39%
Medical Practice Management
33%
Employee Services
18%

Headcount – 5,250

6

6 TTM Revenue and Headcount by Segment at 6/30/10 Headcount - 5,250 Revenue Mix (from continuing operations)

7 Company Profile National scale and resources with local presence 5,250 associates 15 integrated markets + NYC & Boston 150+ offices in 36 states (includes 75 MMP offices) Target clients for core services mid-sized companies in each local market 100-2,000 employees $5-$200 million in revenue 90,000+ clients (includes 50,000+ business clients) CBIZ is one of the nation's largest... accounting providers as ranked by Accounting Today, April, 2010 benefit specialists as ranked by Business Insurance, July, 2009 brokers of business insurance as ranked by Business Insurance, July, 2009 valuation companies medical practice management companies

8 Core Services & Attributes Key Attributes Small / Mid-Market Clients Rely on Outside Experts/Services Recurring Business Services High Retention Rates Cross-Serving Opportunities Highly Fragmented Competition Core Services Tax Compliance / Advisory Accounting / Financial Consulting Group Health Insurance Property & Casualty Insurance Payroll Services Flex Benefit Services Wealth Management Human Capital Services Core services are provided in local and regional markets supported by national resources, experts, & services

Financial Services

Accounting
35%
Consulting,
Risk Advisory
& Other
15%
Tax
45%
Valuation
5%

$500
$400
$300
$200
$100
$0
$150.0
$100.0
$50.0
$0.0
$246.4
$261.4
$289.3
$312.1
$380.3
$33.4
$33.5
$40.5
$47.0
$51.2
2005
2006
2007
2008
2009
Revenue (in millions)
Pre-tax income (in millions)

9

Financial Services 9 Accounting services include revenue of $93 million derived through administrative agreements with CPA firms to provide audit & attest services 1,970 Employees 25 business units and 35 offices

Employee Services

Group Health
45%
Property and
Casualty
16%
Retirement
13%
Payroll
10%
Wealth
Management/
Other
11%
Individual Life
5%

$200
$100
$0
$142.4
$157.3
$172.0
$181.8
$170.8
$26.2
$30.0
$33.8
$32.2
$30.2
$75.0
$50.0
$25.0
$0.0
2005
2009
Revenue (in millions)

10

Employee Services 10 Employee benefits (group health, P&C) services are delivered through local market offices 980 employees 16 business units and 36 offices

Medical Management Professionals (MMP)

Other
2%
Pathology
2%
Radiology
57%
Emergency
24%
Anesthesiology
15%

$180
$140
$100
$60
$20
$55.0
$30.0
$5.0
$98.2
$117.4
$132.9
$165.0
$160.6
$14.9
$16.7
$17.1
$21.6
$20.9
2005
2006
2007
2008
2009
Revenue (in millions)
Pre-tax income (in millions)

CBIZ

11

11 Medical Management Professionals (MMP) Coding, billing, accounts receivable management and full practice management service provider for hospital-based physician practices 1,700 employees and 370 clients 75 offices in 24 states

12 History Growth 2003-2009 Eight years of growth in revenue, earnings, earnings per share and cash earnings Continued strong cash flow $100MM Convertible Senior Subordinated Notes Active share repurchase program 25 acquisitions NYSE listing New management team Built infrastructure Divested >30 non-core operations Began integration of business Resolved litigation Generated positive cash flow Reduced debt Stabilization 2000-02 Formation 1996-99 Founded 1996 145 acquisitions

13 CBIZ Recurring Revenue Mergers & Acquisitions Valuation Financial consulting Special Risk Insurance Recruiting Compensation studies Project-based work 20% Annual tax compliance Group health benefits Property & casualty insurance Payroll services Retirement plan advisory Medical practice management Long-term technology support services for Edward Jones Human Resource Outsourcing Recurring Revenue 80%

A Sample of National Clients

Largest client:
2.5% of revenue

Edward Jones

---

Valuation services

CompuCom.	devon	AON
ASC 805 and 350 (formerly SFAS 141/142)	ASC 350	Tax-related valuations

---

Internal Audit, SOX 404 Compliance

1-800-PetMeds America's Largest Pet Pharmacy | LA-Z-BOY | christopher & banks

CBIZ

14

14 Valuation services Internal Audit, SOX 404 Compliance A Sample of National Clients Largest client: 2.5% of revenue CBIZ provides complete outsourced IT staffing services for Edward Jones ASC 805 and 350 ASC 350 Tax-related valuations (formerly SFAS 141/142)

15 Growth Strategies CBIZ, Inc.

Cross-Serving Growth

$22.5
$20.4
$19.3
$15.2
$13.9
$10.1
$7.2
$21
$16
$11
$6
$1
5.0%
4.0%
3.0%
2.0%
1.0%
2003
2004
2005
2006
2007
2008
2009
First Year Annualized Revenue in millions
% of Revenue

Key Drivers

- Trust
- Co-location
- Training
- Recognition / reward

Opportunities

16

16 ^ Cross-serving represents 3% of 2009 total revenue. 4.3% of revenue for core Financial & Employee service units ^ Less than 10% of business clients utilize more than three services or more than one service across different business segments Cross-Serving Growth Opportunities Key Drivers Trust Co-location Training Recognition / reward

17 Acquisition Strategy Acquisitions must be immediately accretive to shareholders Targeted opportunities - Focus on core services and medical management practices Target 3-5 transactions per year Full integration into CBIZ infrastructure upon closing Typical payment structure optimizes return and reduces risk 30%-50% consideration paid up front balance paid on a 2-3 year earnout contingent upon achieving targets approx. 75% cash / 25% stock CBIZ has completed 25 acquisitions since Q4 2002 adding approximately $214MM to annualized revenue

18 Financial Overview CBIZ, Inc.

19 Eight years of growth in revenue, earnings, earnings per share and cash earnings Free cash flow is approximately $50MM per year 2009 EBITDA was $84.8MM up 11.0% over 2008 2009 Cash EPS was $0.99 up 13.8% over 2008 Invested $256MM in strategic and accretive acquisitions since 2002 Invested $274MM to repurchase 46.8MM shares of common stock since 2002 Financial Highlights

Revenue Trend

(Restated to reflect the impact of discontinued operations)

$900
$700
$500
$300
$100
$512
$562
$619
$686
$740
$402
$391
CAGR 9.6%
2005
2006
2007
2008
2009
6/30/10
Second quarter YTD
Annual revenue in millions

Same-unit revenue growth

2005 = 6.5% $30.5MM

2006 = 6.1% $31.4MM

2007 = 8.2% $46.1MM

2008 = 5.7% $35.5MM

2009 = (5.3%) ($35.9MM)

2Q10 = (5.4%) ($21.7MM) YTD

CBIZ

20

20 Same-unit revenue growth 2005 = 6.5% $30.5MM 2006 = 6.1% $31.4MM 2007 = 8.2% $46.1MM 2008 = 5.7% $35.5MM 2009 = (5.3%) ($35.9MM) 2Q10 = (5.4%) ($21.7MM) YTD Revenue Trend (Restated to reflect the impact of discontinued operations) CAGR 9.6%

Earnings per Share

$0.55
$0.50
$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$0.27
$0.32
$0.46
$0.39
$0.51
$0.52
$0.41
$0.40
CAGR 17.8%
2005
2006
2007 (1)
2008
2009
6/30/10 (2)
Second quarter YTD
EPS (diluted) from continuing operations

CBIZ

21

21 (1) Includes non-recurring gain of $0.07 per share from the sale of an investment (2) Excludes a restructuring charge of ($0.02) related to the integration of Goldstein Lewin in Boca Raton, Florida Earnings per Share CAGR 17.8%

EBITDA

(Restated to reflect the impact of discontinued operations)

$100
$80
$60
$40
$20
$0
17.0%
15.0%
13.0%
11.0%
9.0%
7.0%
$50.3
$58.3
$66.1
$76.4
$84.8
$59.2
$55.5
9.8%
10.4%
10.7%
11.1%
11.5%
2005
2006
2007 (1)
2008
2009
6/30/10 (2)
Second quarter YTD
EBITDA in millions
% of Revenue

22

22 EBITDA (Restated to reflect the impact of discontinued operations) Excludes non-recurring gain from the sale of a long-term investment of $7.3MM Excludes the non-cash restructuring charge of $1.1MM related to the integration of Goldstein Lewin in Boca Raton, Florida $59.2 $55.5

Cash Earnings

	2QYTD 2010	Per share	2QYTD 2009	Per share
Income from continuing operations	$23,778	$0.38	$25,262	$0.41
Depreciation and amortization	10,213	0.17	10,067	0.16
Non-cash interest on Convertible Note	2,098	0.03	1,943	0.03
Stock based compensation	2,570	0.04	2,180	0.04
Non-cash restructuring charge	1,131	0.02	-	-
Total Non-cash items	16,012	0.26	14,190	0.23
Cash earnings – continuing operations	$39,790	$0.64	$39,452	$0.64
Cash earnings margin	10.2%		9.8%	
Diluted weighted average shares	61,972		61,891	

CBIZ

23

23 Cash Earnings Cash Earnings

Historical Cash Flow

($ in Thousands)

	For the year ended December 31, 2006	2007	2008	2009
Beginning Bank Debt Balance	**32,200**	**-**	**30,000**	**125,000**
Operating cash flow	32,000	36,000	44,000	53,600
Capex	(8,000)	(8,000)	(8,000)	(3,500)
Non-operating sources (uses):				
Acquistion payments	(16,500)	(50,100)	(84,400)	(8,100)
Earnout payments	(6,800)	(10,400)	(16,500)	(12,500)
Sub-Total	(23,300)	(60,500)	(100,900)	(20,600)
Share repurchases	(74,500)	(38,000)	(41,000)	(14,500)
Proceeds from Divestitures and Option Exercises	6,000	40,500	10,900	-
Proceeds from Convert Notes	100,000	-	-	-
Sources (Uses):	32,200	(30,000)	(95,000)	15,000
Ending Bank Debt Balance	**-**	**30,000**	**125,000**	**110,000**

CBIZ

24

24 Historical Cash Flow Historical Cash Flow

Operating Leverage Opportunities

Business Units/services	Gross Margin 2007	2008	2009	Target
Financial Services (accounting and tax services)	16.4%	17.0%	14.5%	16-18%+
Employee Services (retail brokerage only)	25.2%	26.8%	27.6%	28-30%+
Medical Management Professionals	12.7%	13.2%	13.2%	14-16%+

	2006	2007	2008	2009
Corporate G&A Expenses (% of revenue)	5.2%	4.8%	4.2%	4.1%
Pre-tax Income Margin	6.8%	7.1% [(1)]	7.5%	7.0%

CBIZ

25

25 Operating Leverage Opportunities Opportunities Opportunities Gross Margin Expand margins in operating units by managing compensation costs and leveraging other expenses. (1) Excludes non-recurring gain from the sale of a long-term investment (1) Excludes non-recurring gain from the sale of a long-term investment

26 26 Balance Sheet Highlights (1) 2010 Pro Forma includes Westbury transaction (2) The balance sheet highlights do not give pro forma effect to the Notes offered hereby. Debt includes the amount outstanding on the credit facility, the carrying value of 2006 Convertible Senior Subordinated Notes, and Other Senior Indebtedness as defined in the Offering Memorandum. 2Q2010 debt balance is pro forma for the Westbury transaction. In the Westbury transaction, CBIZ purchased approximately 7.7 million shares of the Company's common stock at a price of $6.25 per share from Westbury Ltd. The Company also purchased an option for $5.0 million expiring on September 30, 2013 to purchase approximately 7.7 million shares of the Company's common stock held by Westbury at a price of $7.25 per share. Providing for the purchase of the shares and the option, the amount outstanding on the Company's credit facility is $168.2 million. Prior period restated to reflect the implementation of FASB ASC Topic 470.20 "Debt with Conversion and Other Options". Shareholders' equity is pro forma for the Westbury transaction. On a pro forma basis, shareholders' equity has been reduced by $53.2 million. Adjusted to include pro forma EBITDA from acquisitions of $0.3 million and $3.2 million for the trailing twelve months ended June 30, 2010 and June 30, 2009, respectively.

27 Capital Structure & Debt $275MM unsecured credit facility (expires June, 2014) $100MM Convertible Notes (closed May 30, 2006) Notes have a Net Share Settlement feature Principal is repaid in cash Conversion "gain" above $10.63 per share is settled in either cash or shares 3.125% interest rate coupon rate - 7.8% imputed rate Callable/puttable in June 2011

Shareholder Composition

	Shares Outstanding 12/02	Shares Outstanding 06/10
Basic	94.8MM	54.0MM [1]
Diluted weighted average	97.0MM	54.3MM [1]

Michael G. DeGroote
14%
Individuals
17%
Directors & Officers
5%
Institutions
64%

28

28 Shareholder Composition Shares Outstanding 12/02 06/10 Basic 94.8MM 54.0MM Diluted weighted average 97.0MM 54.3MM Share count is pro forma for the Westbury transaction as if the transaction occurred January 1, 2010. As part of the Westbury transaction, CBIZ purchased approximately 7.7 million shares of the Company's common stock at a price of $6.25 per share from Westbury Ltd. (1) (1) (CHART)

29 Investment Highlights Operational Established national platform with investment in infrastructure and organization already established Underserved/fragmented market Long-standing large client base Broad geographic/industry/client exposure mitigates risk 80% recurring revenue Strong and stable management team Financial Eight years of growth in revenue, earnings, earnings per share and cash earnings Strong balance sheet Strong and consistent cash flow Low capital expenditure requirements Operating leverage potential